Exhibit 99.1

       Community Capital Corporation Announces Additional Share
                          Repurchase Program

    GREENWOOD, S.C.--(BUSINESS WIRE)--July 22, 2004--Community Capital Corporation (AMEX: CYL) announced today that its Board of Directors has approved the continuation of its stock buy back program by authorizing the repurchase of an additional 200,000 shares of the Company's outstanding common stock. The new authorization increases repurchase authority by $4.6 million. The repurchase plan will operate under Rule 10b-18 of the Securities Exchange Act of 1934.
    Community Capital Corporation (AMEX: CYL) is the corporate parent of CapitalBank, which was formed January 2001 during a restructuring that consolidated the company's operations into a single subsidiary. CapitalBank operates 15 community-oriented branches throughout upstate South Carolina that offer a full array of banking services, including a diverse wealth management group.

    www.comcapcorp.com

    Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Quarterly Report on Form 10-Q for the year ended March 31, 2004.

    CONTACT: Community Capital Corporation
             R. Wesley Brewer, 864-941-8290
             wbrewer@capitalbanksc.com
             Lee Lee M. Lee, 864-941-8242
             llee@capitalbanksc.com